EXHIBIT 21

                                 TRIBUNE COMPANY

                              TABLE OF SUBSIDIARIES


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                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
                                                                 ---------------      ------------------------
PUBLISHING
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Tribune Publishing Company                                       Delaware
Chicago Tribune Company                                          Illinois
     Chicago Tribune Newspapers, Inc.                            Illinois             Chicago Tribune; Exito!
     Chicago Tribune Press Service, Inc.                         Illinois             Tribune Newspaper Network
     Newspaper Readers Agency, Inc.                              Illinois
     Tribune Direct Marketing, Inc.                              Delaware             Tribune Direct Marketing
     RELCON, Inc.                                                Delaware
     Tribune Career Events, Inc.                                 Delaware
Tribune Media Services, Inc.                                     Delaware             TV Log; TV Week; TV Listings;
                                                                                      TMS Stocks
Sun-Sentinel Company                                             Delaware             Sun-Sentinel; Gold Coast Labeling;
                                                                                      Signs by Sun-Sentinel;
     Gold Coast Publications, Inc.                               Delaware             Gold Coast Shopper; Vital Signs;
                                                                                      South Florida Parenting; City Link
     New River Center Maintenance Association, Inc.              Florida
     Orlando Sentinel Communications Company                     Delaware             The Orlando Sentinel; US Express;
                                                                                      Tribune Interactive Network Services;
                                                                                      Florida Journal Publications;
                                                                                      Black Family Today; Central Florida
                                                                                      Family; Central Florida Family
                                                                                      Guide; Sentinel Signs; O'Arts;
                                                                                      Orlando City Book; Relcon of Florida
     Neocomm, Inc.                                               Delaware
     Sentinel Communications News Ventures, Inc.                 Delaware
Tribune Interactive                                              Delaware
     South Florida Interactive                                   Delaware
     Orlando Interactive                                         Delaware
     Hampton Roads Interactive                                   Delaware
     Chicago Interactive                                         Delaware
The Daily Press, Inc.                                            Delaware             Daily Press
Tribune National Marketing Company                               Delaware
South Florida Newspaper Network, Inc.                            Delaware
JDTV, Inc.                                                       Wisconsin
UltimateTV, Inc.                                                 Wisconsin
Premier DataVision, Inc.                                         Colorado
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                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
                                                                 ---------------      ------------------------
BROADCASTING AND ENTERTAINMENT
------------------------------
Tribune Broadcasting Company                                     Delaware             Tribune Plus; Tribune Plus Corporate
                                                                                      Sales; Tribune Creative Services Group
     Tribune Broadcasting News Network, Inc.                     Delaware             TribNet
     ChicagoLand Television News, Inc.                           Delaware             ChicagoLand Television/CLTV News
     Oak Brook Productions, Inc.                                 Delaware
     ChicagoLand Microwave Licensee, Inc.                        Delaware
     Tribune Regional Programming, Inc.                          Delaware
     Tribune Denver Radio, Inc.                                  Delaware             KOSI; KEZW; KKHK
     WGN Continental Broadcasting Company                        Delaware             WGN-TV; WGN Radio;
                                                                                      Tribune Radio Networks
     Tribune Entertainment Company                               Delaware
          Magic T Music Publishing Company                       Delaware
          Tribune Entertainment Production Company               Delaware
              Chicago River Production Company                   Delaware
              435 Production Company                             Delaware
              5800 Sunset Productions Inc.                       Delaware
              North Michigan Production Company                  Delaware
              Oak Brook Productions, Inc.                        Delaware
              Towering T Music Publishing Company                Delaware
     Tribune (FN) Cable Ventures, Inc.                           Delaware
     KWGN Inc.                                                   Delaware             KWGN-TV
     WGNO Inc.                                                   Delaware             WGNO-TV
     KCPQ Inc.                                                   Delaware             KCPQ-TV
     KTLA Inc.                                                   California           KTLA-TV
     WPIX, Inc.                                                  Delaware             WPIX-TV; Tribune New York Holdings
     WLVI Inc.                                                   Delaware             WLVI-TV
     Tribune Network Holdings Company                            Delaware
     KSWB Inc.                                                   Delaware             KSWB-TV
     KHTV Inc.                                                   Delaware             KHTV-TV
     Tribune Television Company                                  Delaware             WPMT-TV; WXIN-TV; WTIC-TV;
                                                                                      KDAF-TV; WPHL-TV
          Channel 20, Inc.                                       Delaware
          Channel 40, Inc.                                       Delaware             KXTL-TV
          Channel 39, Inc.                                       Delaware             WBZL-TV
     Tribune Television Holdings, Inc.                           Delaware             WXMI-TV
Tribune California Properties, Inc.                              Delaware
Chicago National League Ball Club, Inc.                          Delaware             Chicago Cubs
Diana-Quentin, Inc.                                              Illinois
Rockford Professional Baseball Club, Inc.                        Florida
Rock River Concessions, Inc.                                     Florida
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                                                                 Jurisdiction of      Other names under which
                                                                 Incorporation        subsidiary does business
                                                                 ---------------      ------------------------
EDUCATION
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Tribune Education Company                                        Delaware
NTC/Contemporary Publishing Group, Inc.                          Illinois             Contemporary Books; NTC Publishing
                                                                                      Group; Country Roads Press; NTC
                                                                                      Learning Works; National Textbook
                                                                                      Company; Passport Books; VGM Career
                                                                                      Horizons; The Quilt Digest Press; NTC
                                                                                      Business Books; Masters Press; RGA
                                                                                      Publishing Group; Lowell House;
                                                                                      Peter Bedrick Books; Keats Publishing
Wright Group Publishing, Inc.                                    Delaware             The Wright Group
     Breakthrough to Literacy, Inc.                              Delaware
Mimosa Education, Inc.                                           Delaware
Mimosa Publications Pty Limited                                  Australia
     Yarra Pty Limited                                           Australia
     Carringbush Publications Pty Limited                        Australia
     Dragon Media International Pty Limited                      Australia
Everyday Learning Corporation                                    Illinois
Educational Publishing Corporation                               Delaware
     Ideal/Instructional Fair Publishing Group, Inc.             Delaware             Instructional Fair.TS Denison;
                                                                                      In Celebration; Ideal School Supply
                                                                                      Company
     Creative Publications, Inc.                                 Delaware
Tribune Education Sales, Inc.                                    Delaware
Landoll, Inc.                                                    Ohio                 Landoll's
Breakthrough Acquisition Corporation                             Delaware
Applecross Enterprises Limited                                   British Virgin
                                                                   Islands
Shortland Publications, Inc.                                     Delaware
Lands End Publishing, Inc.                                       Delaware
Shortland Publications Limited                                   New Zealand
Lands End Publishing Limited                                     New Zealand
Shortland Publications (USA), Inc.                               Colorado
Tribune Education (UK) Limited                                   United Kingdom
     Living and Learning (Cambridge) Ltd.                        United Kingdom
     Kingscourt Publishing Limited                               United Kingdom
Sunshine International, Inc.                                     Delaware
Great Wave Software                                              California

MISCELLANEOUS
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Tribune Properties, Inc.                                         Delaware             New River Center Management Co.
Riverwalk Center I Joint Venture                                 Florida (Partnership)
Tower Acquisition Company, Inc.                                  Delaware
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